Exhibit 10.2

September 24, 2024

Innventure LLC
6900 Tavistock Lakes Blvd, Suite 400
Orlando, Florida 32827

Re:	Waiver and Modification of Certain Covenants (Sponsor Support Agreement)

Ladies and Gentlemen:

Reference is made to that certain Sponsor Support Agreement (the “Agreement”), dated as of October 24, 2023, by and among Learn CW Investment Corporation, a Cayman Islands exempted company (the “Parent”), CWAM LC Sponsor LLC, a Delaware limited liability company (the “Sponsor”), and Innventure LLC, a Delaware limited liability company (the “Company”, and together with the Parent and the Sponsor, the “Parties”).  Unless the context requires otherwise, capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Agreement.

In accordance with Section 3.7 (Amendment) of the Agreement, the Parties hereby acknowledge and agree that, notwithstanding anything to the contrary in the Agreement, the officers of the Parties, being duly authorized, have determined to (i) acknowledge and agree that “Draw #1”, in the amount of US$20,000,000.00 as further described in that certain Non-Binding Term Sheet (the “Non-Binding Term Sheet”) for a financing (the “WTI Financing”) by WTI Fund X/ WTI Fund XI, Inc., and/or its affiliates and assigns (“WTI”) of the Company, dated on or about August 14, 2024, between the Company and Western Technology Investment, an affiliate of WTI, is deemed to constitute an Additional Financing as contemplated by the Agreement, (ii) acknowledge and agree that “Draw #2”, in the amount of US$15,000,000.00 as further described in the Non-Binding Term Sheet (“Draw 2”), is deemed to constitute an Additional Financing as contemplated by the Agreement; provided, that either (x) WTI funds Draw 2 or (y) the Company satisfies the conditions for WTI to fund Draw 2 on or prior to the end of the applicable availability period set forth in the definitive agreements for the WTI Financing and the Company has not requested that WTI fund Draw 2 prior to the end of such period, (iii) acknowledge and agree that “Draw #3”, in the amount of US$15,000,000.00 as further described in the Non-Binding Term Sheet (“Draw 3”), is deemed to constitute an Additional Financing as contemplated by the Agreement; provided, that either (x) WTI funds Draw 3 or (y) the Company satisfies the conditions for WTI to fund Draw 3 on or prior to the end of the applicable availability period set forth in the definitive agreements for the WTI Financing and the Company has not requested that WTI fund Draw 3 prior to the end of such period; provided, further, that, the amount of any Additional Financing attributed to subparts (ii) and (iii) of this paragraph shall equal the amount WTI funds or for which the conditions to fund have been met, with respect to such draw, (iv) agree that, subject to, and upon or following the Closing, the Sponsor may assign all of its rights, title, interest and obligations under the Agreement to the permitted transferee of its Subject Securities, (v) acknowledge and agree that, for the avoidance of doubt, each of the Glockner Promissory Note and the Scott Promissory Note (each as defined in the Business Combination Agreement) shall constitute an Additional Financing for purposes of the Agreement, (vi) as of the date hereof, deem the VWAP Completion Event to have been satisfied in full, without any further action by any person, for purposes of Section 1.10(c) of the Agreement (but, for the avoidance of doubt, not for any other purpose, including Section 1.11(c)(ii) of the Agreement), and (vii) acknowledge and agree that the At Risk Sponsor Shares shall refer to the shares of Holdco Common Stock (received by the Sponsor in exchange for its Parent Class B Ordinary Shares in the LCW Merger).

Except as expressly waived hereby, all of the terms and provisions of the Agreement shall remain in full force and effect.  In the event of any conflict or inconsistency between the terms of this letter agreement and the terms of the Agreement, this letter agreement shall control.

The provisions set forth in Section 3.8 (Miscellaneous) of the Agreement shall apply to this letter agreement and are incorporated by reference, as if fully set forth herein, mutatis mutandis.

[Signature pages follow]

Very truly yours,

INNVENTURE LLC

By:	/s/ Gregory W. Haskell
Name:	Gregory W. Haskell
Title:	Chief Executive Officer

[Signature Page to Side Letter (Sponsor Support Agreement)]

AGREED AND ACCEPTED AS OF
THE DATE FIRST WRITTEN ABOVE:

LEARN CW INVESTMENT CORPORATION

By:	/s/ Robert Hutter
Name:	Robert Hutter
Title:	Chief Executive Officer

CWAM LC SPONSOR LLC

by: ABF Manager LLC, its manager

By:	/s/ Adam Fisher
Name:	Adam Fisher
Title:	Authorized Signatory

[Signature Page to Side Letter (Sponsor Support Agreement)]